Exhibit 99.2

Change in Fiscal Year End December 17, 2015

Special Note Regarding Forward Looking Statements 2 Certain matters discussed in this Presentation are “forward - looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward - looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward - looking statements. Such forward - looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the availability, i n terms of both quantity and audience appeal, of motion pictures for our theatre division, as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (2) the effects of adverse economic conditions in our markets, particularly with respect to our hotels and resorts division; (3) the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets; (4) the effects of competitive conditions in our markets; (5) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (6) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start - up costs due to the capital intensive nature of our businesses; (7) the effects of adverse weather conditions, particularly during the winter in the Midwest and in our other markets; (8) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; and (9) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States or other incidents of violence in public venues such as hotels and movie theatres. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward - looking statements and are cautioned not to place undue reliance on such forward - looking statements. The forward - looking statements made herein are made only as of the date of this Presentation and we undertake no obligation to publicly update such forward - looking statements to reflect subsequent events or circumstances.

Transitioning Fiscal Year End from May to December • The Marcus Corporation (MCS) is changing its fiscal year end from the last Thursday in May to the last Thursday in December. – Better aligns the company’s financial reporting schedule with the peer groups in its industries – Moves the company’s year - end closing activities outside of its busy summer season, enabling associates to better manage their workload. 3

Transitioning Fiscal Year End from May to December • The company will report a 31 - week transition period from May 29, 2015 to December 31, 2015, consisting of two 13 - week quarters ending on August 27, 2015 and November 26, 2015 and a final 5 - week period ending on December 31, 2015 . • Results from this transition period will be compared to a 30 - week period from May 30, 2014 to December 25, 2014, consisting of two 13 - week quarters ending on August 28, 2014 and November 27, 2014 and a final 4 - week period ending on December 25, 2014. • Fiscal 2016 will be a 52 - week period from January 1, 2016 to December 29, 2016. 4

Impact of Extra Week 5 • The transition period ending on December 31, 2015 will benefit from an additional 31 st week of operations compared to the prior year 30 - week period. This additional week includes the traditionally strong week for movie theatres between Christmas and New Year’s. • The company estimates that the comparable 31 st week last year contributed approximately $14.1 million in revenues ($10.7 million - Theatres, $3.4 million - Hotels) and $4.8 million in operating income ($4.2 million – Theatres, $0.7 million – Hotels, $(0.1) million - Corporate) to its reported financial results. • After interest expense and income taxes, the company estimates that the 31 st week of operations last year contributed approximately $2.8 million to net earnings, or $ 0.10 per diluted common share . • Actual results for the 31 st week this year could differ materially from those experienced last year.

Comparative Financial Information 6 • The company has prepared the following unaudited, historical financial information to assist investors in evaluating the impact the change in fiscal year may have on its future reported transition period, quarterly and annual operating results : – Consolidated Statements of Earnings for the 30 - week period from May 30, 2014 to December 25, 2014, including applicable interim periods and selected segment information; – Consolidated Statements of Earnings for the 52 - weeks ended December 25, 2014, including applicable interim periods and selected segment information; and – Consolidated Statements of Earnings for the 39 - weeks ended September 24, 2015, including applicable interim periods and selected segment information . • Actual results for the comparable periods in the transition period ending on December 31, 2015 and fiscal 2016 could differ materially from those experienced in the prior year periods and reflected in the above - described unaudited historical financial information.

THE MARCUS CORPORATION

Consolidated Statements of Earnings

Comparative Info - 30 week Period from May 30, 2014 to December 25, 2014 (Unaudited)

			4 Weeks
	13 Weeks Ended		Ended	30 Weeks Ended
(in thousands, except per share data)	August 28,	Nov. 27	Dec. 25,	Dec. 25,
	2014	2014	2014	2014
Revenues:
Theatre admissions	$41,345	$32,794	$11,469	$85,608
Rooms	34,681	29,678	5,538	69,897
Theatre concessions	24,922	20,484	7,466	52,872
Food and beverage	16,155	20,134	5,167	41,456
Other revenues	14,666	12,971	3,170	30,807
Total revenues	131,769	116,061	32,810	280,640

Costs and expenses:
Theatre operations	34,863	27,953	10,265	73,081
Rooms	11,402	10,725	2,977	25,104
Theatre concessions	6,721	5,841	2,149	14,711
Food and beverage	12,063	15,924	4,438	32,425
Advertising and marketing	7,388	6,710	2,080	16,178
Administrative	12,392	12,955	3,682	29,029
Depreciation and amortization	9,078	10,156	3,178	22,412
Rent	2,154	2,160	695	5,009
Property taxes	3,906	3,719	1,131	8,756
Other operating expenses	9,113	8,298	2,500	19,911
Total costs and expenses	109,080	104,441	33,095	246,616

Operating income	22,689	11,620	(285)	34,024

Other income (expense):
Investment income (loss)	25	25	8	58
Interest expense	(2,404)	(2,388)	(765)	(5,557)
Gain (loss) on disposition of property, equipment and other assets	(6)	(495)	(218)	(719)
Equity earnings (losses) from unconsolidated joint ventures, net	(41)	27	(49)	(63)
	(2,426)	(2,831)	(1,024)	(6,281)

Earnings before income taxes	20,263	8,789	(1,309)	27,743
Income taxes	7,987	3,398	(342)	11,043
Net earnings	12,276	5,391	(967)	16,700
Net loss attributable to noncontrolling interests	(156)	168	(94)	(82)
Net earnings attributable to The Marcus Corporation	$12,432	$5,223	$(873)	$16,782

Net earnings per common share attributable to
The Marcus Corporation - diluted	$0.45	$0.19	$(0.03)	$0.61

Weighted ave. shares outstanding - diluted	27,613	27,568	27,616	27,593

Selected Segment Data
Revenues:
Theatres	$69,387	$56,275	$19,687	$145,349
Hotels & Resorts	62,247	59,626	13,092	134,965
Corporate	135	160	31	326
Total revenues	$131,769	$116,061	$32,810	$280,640

Operating Income:
Theatres	$14,854	$9,783	$3,083	$27,720
Hotels & Resorts	11,004	5,729	(2,255)	14,478
Corporate	(3,169)	(3,892)	(1,113)	(8,174)
Total operating income	$22,689	$11,620	$(285)	$34,024

THE MARCUS CORPORATION

Consolidated Statements of Earnings

Comparative Info - 52 Weeks Ended December 25, 2014 (Unaudited)

	13 Weeks Ended				52 Weeks Ended
(in thousands, except per share data)	March 27,	June 26,	Sept. 25,	Dec. 25,	Dec. 25,
	2014	2014	2014	2014	2014
Revenues:
Theatre admissions	$37,328	$38,362	$34,842	$37,456	$147,988
Rooms	21,201	28,609	33,684	25,452	108,946
Theatre concessions	21,745	22,745	21,433	23,680	89,603
Food and beverage	13,382	15,419	15,654	20,199	64,654
Other revenues	13,443	13,433	14,317	11,832	53,025
Total revenues	107,099	118,568	119,930	118,619	464,216

Costs and expenses:
Theatre operations	33,579	33,212	30,581	31,490	128,862
Rooms	9,887	10,620	11,470	10,186	42,163
Theatre concessions	6,056	6,369	5,859	6,660	24,944
Food and beverage	11,485	11,784	11,826	16,607	51,702
Advertising and marketing	5,709	6,573	6,871	6,854	26,007
Administrative	11,931	11,498	12,490	12,843	48,762
Depreciation and amortization	8,273	8,979	9,218	10,234	36,704
Rent	2,153	2,130	2,181	2,125	8,589
Property taxes	4,210	3,291	3,888	3,568	14,957
Other operating expenses	8,443	8,167	8,947	8,154	33,711
Total costs and expenses	101,726	102,623	103,331	108,721	416,401

Operating income	5,373	15,945	16,599	9,898	47,815

Other income (expense):
Investment income (loss)	385	236	26	21	668
Interest expense	(2,580)	(2,433)	(2,378)	(2,410)	(9,801)
Gain (loss) on disposition of property, equipment and other assets	(10)	(41)	111	(817)	(757)
Equity earnings (losses) from unconsolidated joint ventures, net	(144)	(41)	23	(93)	(255)
	(2,349)	(2,279)	(2,218)	(3,299)	(10,145)

Earnings before income taxes	3,024	13,666	14,381	6,599	37,670
Income taxes	2,726	5,560	5,646	2,703	16,635
Net earnings	298	8,106	8,735	3,896	21,035
Net earnings (loss) attributable to noncontrolling interests	(3,674)	97	(157)	45	(3,689)
Net earnings attributable to The Marcus Corporation	$3,972	$8,009	$8,892	$3,851	$24,724

Net earnings per common share attributable to
The Marcus Corporation - diluted	$0.15	$0.29	$0.32	$0.14	$0.90

Weighted ave. shares outstanding - diluted	27,043	27,480	27,633	27,572	27,431

Selected Segment Data
Revenues:
Theatres	$62,595	$64,446	$59,279	$63,976	$250,296
Hotels & Resorts	44,398	53,826	60,500	54,501	213,225
Corporate	106	296	151	142	695
Total revenues	$107,099	$118,568	$119,930	$118,619	$464,216

Operating Income:
Theatres	$11,841	$12,728	$10,194	$12,648	$47,411
Hotels & Resorts	(2,590)	6,237	9,895	945	14,487
Corporate	(3,878)	(3,020)	(3,490)	(3,695)	(14,083)
Total operating income	$5,373	$15,945	$16,599	$9,898	$47,815

THE MARCUS CORPORATION

Consolidated Statements of Earnings

Comparative Info - 39 Weeks Ended September 24, 2015 (Unaudited)

	13 Weeks Ended			39 Weeks Ended
(in thousands, except per share data)	March 26,	June 25,	Sept. 24,	Sept. 24,
	2015	2015	2015	2015
Revenues:
Theatre admissions	$42,343	$46,047	$39,125	$127,515
Rooms	20,686	29,448	33,641	83,775
Theatre concessions	26,834	29,813	26,027	82,674
Food and beverage	15,170	17,498	18,679	51,347
Other revenues	13,674	14,972	16,422	45,068
Total revenues	118,707	137,778	133,894	390,379

Costs and expenses:
Theatre operations	36,392	39,536	35,169	111,097
Rooms	9,780	11,129	11,155	32,064
Theatre concessions	7,071	8,281	7,700	23,052
Food and beverage	13,376	14,459	14,612	42,447
Advertising and marketing	5,369	5,789	6,152	17,310
Administrative	14,241	14,572	14,011	42,824
Depreciation and amortization	9,838	9,970	10,452	30,260
Rent	2,154	2,154	2,209	6,517
Property taxes	4,046	3,434	3,885	11,365
Other operating expenses	8,623	8,336	8,848	25,807
Impairment charge	316	2,603	-	2,919
Total costs and expenses	111,206	120,263	114,193	345,662

Operating income	7,501	17,515	19,701	44,717

Other income (expense):
Investment income (loss)	(22)	217	10	205
Interest expense	(2,319)	(2,356)	(2,386)	(7,061)
Gain (loss) on disposition of property, equipment and other assets	(252)	(495)	183	(564)
Equity earnings (losses) from unconsolidated joint ventures, net	(98)	(25)	2	(121)
	(2,691)	(2,659)	(2,191)	(7,541)

Earnings before income taxes	4,810	14,856	17,510	37,176
Income taxes	1,764	5,942	6,798	14,504
Net earnings	3,046	8,914	10,712	22,672
Net loss attributable to noncontrolling interests	(191)	(103)	(159)	(453)
Net earnings attributable to The Marcus Corporation	$3,237	$9,017	$10,871	$23,125

Net earnings per common share attributable to
The Marcus Corporation - diluted	$0.12	$0.32	$0.39	$0.83

Weighted ave. shares outstanding - diluted	27,753	27,866	27,898	27,841

Selected Segment Data
Revenues:
Theatres	$72,642	$79,797	$68,919	$221,358
Hotels & Resorts	45,958	57,809	64,840	168,607
Corporate	107	172	135	414
Total revenues	$118,707	$137,778	$133,894	$390,379

Operating Income:
Theatres	$15,129	$17,397	$12,310	$44,836
Hotels & Resorts	(3,605)	2,369	11,206	9,970
Corporate	(4,023)	(2,251)	(3,815)	(10,089)
Total operating income	$7,501	$17,515	$19,701	$44,717